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                                                                    Exhibit 5.12

                           Bonilla, Montano & Toriello
                              DESPACHO DE ABOGADOS
                       Avenida de la Reforma 15-54, Zona 9
                     Guatemala Ciudad, Guatemala, C.A. 01009
               Tels. (502) 334-4057, 334-4086, 332-6062, 332-6388
                            Facsimile (502) 332-2361
                           E-mail: Info@bonilla.com.gt

                                                       July 10, 2003

MESSRS.
BURNS PHILP GUATEMALA, SOCIEDAD ANONIMA
GUATEMALA CITY, GUATEMALA
CENTRAL AMERICA

Ladies and Gentlemen:

         Re:  9-3/4% Series B Senior Subordinated Notes Due 2012

      We have acted as special GUATEMALAN counsel to BURNS PHILP GUATEMALA, SOCIEDAD ANONIMA, a GUATEMALAN corporation (the "Company"), in connection with the offer to exchange (the "Exchange Offer") by Burns Philp Capital Pty Limited, an Australian corporation (the "Issuer") and wholly owned subsidiary of Burns, Philp & Company Limited ("Burns Philp"), of U.S.$400,000,000 aggregate principal amount of 9-3/4% Series B Senior Notes due 2012 (the "Exchange Notes") which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for its existing 9-3/4% Senior Notes due 2012 (the "Old Notes"), as described in the Registration Statement on Form F-4 (File Number 333-98141) relating to the Exchange Offer (as amended or supplemented, the "Registration Statement"), initially filed with the United States Securities and Exchange Commission on August 9, 2002. The Old Notes were issued, and the Exchange Notes are proposed to be issued, under an indenture dated as of June 21, 2002 (the "Indenture"), among the Issuer, Burns Philp and certain subsidiaries of Burns Philp (together with the Company, the "Subsidiary Guarantors") and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee"). The terms of the Exchange Notes to be issued are substantially identical to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Old Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed by the Company and the Subsidiary Guarantors on a senior subordinated basis (the "Guarantees"). The Indenture is an exhibit to the Registration Statement.

      We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Indenture, the Supplemental Indenture of Additional Subsidiary Guarantors and other documents delivered in connection with the Guarantees including the minutes number four (4) containing General - All Present- Stockholders Meeting of Burns Philp Guatemala, S.A. dated as of
November 26 of 2002 (the "Relevant Documents"), as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering such opinion, we
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have relied as to factual matters upon the representations, warranties and other statements made in the Relevant Documents.

      In our examination, we have assumed, (i) the genuineness of all signatures
(ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the original documents of all documents submitted as conformed, facsimile or photostatic copies.

      Based upon the foregoing, and subject to the exceptions, qualifications, limitations and assumptions herein set forth, we are of the opinion that (i) The Company is validly incorporated and is an existing corporation in good standing under the laws of Guatemala; (ii) The Company has full power and authority, and all necessary consents and approvals to execute, deliver and perform its obligations under the Guarantee; (iii) the Guarantee has been duly executed and authorized by all necessary corporate or shareholder action on the part of the Company; and (iv) The execution and delivery by the Company of, and performance by the Company of its obligations under the Guarantee, and compliance by the Company with all of the provisions thereof, did not and will not result in a breach or violation of the charter of incorporation and bylaws of the Company or the laws of Guatemala.

      In rendering the foregoing opinion, we express our opinion, directly or indirectly, as to laws other than the laws of GUATEMALA. The foregoing opinion is rendered as of the date hereof and we assume no obligation to update such opinion to reflect any facts or circumstances, which may hereafter come to our attention or any changes in the law, which may hereafter occur.

      We hereby consent to the filing of this opinion as Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,


                                              /s/ Jorge Barrios


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